ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT is effective as of October 15, 1996 among Power Parts Sign Company, a wholly owned Subsidiary of M. K. Rail Corporation ("Seller"), and RI-DEL MFG. INC.(Buyer).

                                   WITNESSETH:

                  WHEREAS, Seller is engaged in the business of distributing and selling signs, decals and specialty cans to the railroad, and other products under the trade name and style Power Parts Sign Company (the "Business");

                  WHEREAS, Seller desires to sell to Buyer substantially all the assets of the Business, as more particularly described below, and Buyer desires to purchase such assets, all upon the terms and subject to the conditions of this Agreement.

                  NOW THEREFORE, the parties agree as follows:

                  Section 1. Sale and Purchase of Assets. Seller will sell and transfer or cause to be sold and transfer to Buyer, and Buyer will purchase, free and clear of any and all liabilities, security interests, liens, pledges, encumbrances, liabilities, claims, equities and conditions of any nature and kind whatsoever (other than the liabilities explicitly assumed by Buyer as provided in Section 2 of this Agreement), the following assets relating to the Business (the "Assets"):

                  (a)  All  Good  Accounts  Receivable   (hereinafter   defined)
outstanding at the time of Closing (hereinafter defined) as described in Exhibit "B";

                  (b) all Good Inventory (hereinafter defined) as described in schedule "B";

                  (c) All rights, title and interest of Seller in any contracts, purchase orders, and agreements described on Exhibit A which are being assigned to Buyer (the "Contracts");

                  (d) all of the miscellaneous equipment, fixtures, computers, software and furniture described on the schedule of assets attached as Exhibit B hereto;

                  (e) all customer, sales, and credit records relating to the Business;

                  (f) the Non-Competition Agreement of Seller relating to the Business;

                  (g) the common law rights to the trade names "Power Parts Sign Company" and any trademarks or intellectual property rights relating to the Business;

                  (h) all prepaid expenses and deposits relating to the business by Seller with others.

                  Notwithstanding the foregoing enumeration of assets, it is the purpose and intent of Buyer and Seller that Buyer is acquiring and the Seller is selling (and that the term "Assets" includes) any and all other assets, property, rights and interests of Seller relating to the business whether or not above enumerated, described or alluded to, that are used or usable by Seller in the conduct of business, except cash, bank accounts, certificates of deposit, securities and other intangible assets which do not have a direct bearing upon the operation of the Business.

                  Section 2. Liabilities Assumed by Buyer. At the Closing, Buyer shall assume and agree to pay in accordance with their terms the accounts payable of Seller relating to the business specifically identified on Exhibit C hereto ("Good Accounts Payable"), but only to the extent set forth on such exhibit. Seller shall remain solely responsible for all other liabilities. Buyer shall receive a credit for accounts payable against the Purchase price.

                  Section  3.  Determination,   Payment  of  the  Allocation  of
Purchase Price.

                  (a)  Purchase  Price:  The  Purchase  Price for the  Assets is
$1,300,000.00 (One Million Three Hundred Thousand Dollars) less the Good Accounts Payable assumed by Buyer at Closing.

                  (b) Adjustments to Purchase Price: The amount of the Purchase Price shall be adjusted upward or downward as a result of (i) any change in value (as measured by the values on the December 30, 1995 financial statements versus the value at Closing) in the Good Inventory, Good Accounts Receivable, Good Accounts Payable, and the proration of taxes and fees as set forth in
Section 15 hereof. Adjustments shall be determined as described herein approximately one week prior to the Closing; however, in the event the adjustments cannot be determined as of that point time, the adjustments for purposes of the Closing shall be predicted upon the most current financial statement but in no event earlier than the financial statements of December 31, 1995. In addition, adjustments shall be made for business activity during the period after the inventories are conducted and prior to Closing. The parties shall determine a financial adjustment as to the date of the Closing once the adjustment numbers have been determined as hereinafter provided.

                  The Estimated Purchase Price for the assets of the Company shall be One Million Three Hundred Thousand Dollars, including the assumption of the Closing Trade Payables. The Final Purchase Price shall be computed by adding to the Estimated Purchase Price an amount (which is the sum of (w) the Total Closing Assets Offered for Sale, minus (x) the Total Assets Offered for Sale as of 12/31/95, plus (y) the Trade Payable Balance at 12/31/95, minus (z) the Closing Trade Payable Balance. The Adjustment provided in this Section 2 may be positive or negative.

                  (c) Allocation of Purchase Price: The Purchase Price for the Assets shall be allocated as follows:


                  The Closing allocations will be amended and finalized during the 60 day period hereinafter referenced upon the preparation and completion of the Closing numbers pursuant to Sections 4,5,6,7 and 15.

                  (d) Payment of Purchase Price: The Purchase Price shall be paid in cash in the following manner:

                  (i) The first installment in the amount of $100,000 was delivered to Seller on September 12, 1996 the form of Buyer's wire transfer (the "Deposit") in connection with Buyer's acceptance of the Letter of Intent dated September 11, 1996. The Deposit shall be returned by Seller to Buyer only in the event of the occurrence of any of the following: (1) if Seller is unwilling to accept a price offered by Buyer which is at or above the sum of $1,300,000.00,
(2) if Seller is willing to accept a price offered by Buyer at or above the sum of $1,300,000.00 but the parties cannot agree on the terms of this Agreement; or
(3) the parties agree on the terms of this Agreement but Seller does not complete the acquisition through no fault of Buyer's. In all other instances the Deposit shall be retained by Seller if the acquisition is not completed.

                  (ii) The second installment in the amount of the balance of the Purchase Price less $200,000.00 (the Holdback (hereinafter defined))shall be paid in cash at the Closing; and

                  (iii) At least $200,000.00 of the Purchase Price (the "Holdback") shall be retained for a period of no more than 60 days from the Closing for purposes of facilitating the resolution of the following post Closing matters:

                  a. The adjustments to the Purchase Price detailed in Sections 5,6,and 15;

                  b. The finalization of the Closing  allocations as detailed in
Section 3(c); and

                  c. The set off provisions in Section 18(c).

                  Upon the resolution of the final monetary issues, the balance of the Holdback plus all accrued interest shall be released to Seller.

                  Section 4. Inventory. A physical inventory shall be taken approximately one (1) week prior to Closing. The inventory purchased by Buyer shall consist of all inventory owned by Seller which is in salable condition, not more than (3) years old, which is in the manufacturer's or supplier's original carton, undamaged, and is listed in the manufacturer's or supplier's current catalog ("Good Inventory"). Inventory shall be priced at Seller's cost unless the parties otherwise agree in writing with respect to specific items. That portion of the Purchase Price allocated to inventory, as set forth above, will be adjusted at Closing based upon the physical inventory. The results thereof shall be represented in exhibit "B".

                  Section  5.   Accounts   Receivable.   An  audit  of  Accounts
Receivable shall be taken approximately one (1) week prior to Closing. The Accounts Receivable purchased by Buyer shall consist of all "Good Accounts Receivable", which are defined as collectible receivable not over ninety (90) days old. That portion of the Purchase Price allocated to Accounts Receivable, as set forth above, will be adjusted at Closing based upon the audit. The results thereof shall be represented in exhibit "B".

                  Section 6. Accounts Payable. An audit of accounts payable shall be taken approximately one (1) week prior to Closing. Good Accounts Payable shall be listed on Exhibit C. That portion of the Purchase Price allocated to Good Accounts Payable, as set forth above, will be adjusted at Closing upon the audit.

                  Section 7. Tradenames, Trademarks, and Intellectual Property. At Closing Seller shall assign to Buyer by written instruments all of its right, title, and interest in the trade name "Power Parts Sign Company" and "PPSC" and to any other trademarks or intellectual property rights relating to the Business. Seller shall also deliver such consents and other documents as Buyer may reasonably request to permit use by Buyer of such Tradename(s) or trademark(s).

                  Section 8. Closing. The Closing hereunder (the "Closing") will be held at 10:30 a.m. local time at a mutually satisfactory location in Chicago, IL on October 25, 1996. In no event shall the Closing occur after October 30, 1996 unless the parties otherwise agree.

                  Section 9.  Deliveries at Closing.

                  (a)      Seller will deliver to Buyer at the Closing:

                  (i) an assignment of Seller's trade names and any other intellectual property rights of Seller;

                  (ii) a bill of sale and assignment to Buyer of good and marketable title to the Assets;

                  (iii) such other instruments which are necessary or advisable to convey to Buyer good and marketable title to the Assets;

                  (iv) all required consents to the assignment of any contracts and agreements which are included in the Assets and any other consents;

                  (v) a certification by the Seller, dated as of Closing, to the effect that here has been no material adverse change in the condition of the business; that the representations and warranties of Seller made in or pursuant to this Agreement are true and correct in all material respects; and that Seller has performed and satisfied all of its respective covenants and agreements to be performed by it pursuant to this Agreement at or prior to the Closing;

                  (vi) an executed Non-Competition Agreement between Buyer and Power Parts Sign Company.

                  (vii) resolutions of the Board of Directors and shareholders of Seller authorizing Seller to enter into this Agreement and perform all obligations hereunder;

                  (viii)  a  duly   executed   power  of  attorney  from  Seller
authorizing Buyer to endorse with the name of Seller any checks or other instruments received from Seller's customers; related to the Business;

                  (ix) stop letter from the Illinois Department of Revenue and the Illinois Employment Security Division which release Buyer from any tax liability of Seller; and

                  (x) a Certificate containing a list of the documents provided by Seller to Buyer pursuant to Section 12(b) hereof.

                  (xi) a consent of seller's ultimate corporate shareholder,  M.
K. Rail Corporation, To this termination

                  (b)      Buyer at Closing will:

                  (i) pay the second payment of the Purchase Price by wire transfer;

                  (ii) deliver to Seller resolutions of the Board of Directors of Buyer authorizing Buyer to enter into the Agreement and perform all obligations hereunder;

                  (iii) deliver to Seller a certificate, dated as of the Closing, to the effect that the representations and warranties of Buyer made in or pursuant to this Agreement are true and correct in all material respects and that Buyer has performed and satisfied all its covenants and agreements to be performed by it pursuant to this Agreement at or before the Closing; and

                  Section 12. Representations and Warranties by Seller. Seller represents and warrants to Buyer at follows:

                  (a) Seller is a corporation duly organized, validly existing an in good standing under the laws of the State of Illinois and is duly qualified to transact business in the State of Illinois.

                  (b) Seller has the authority to enter into and perform its obligations under this Agreement, and there are no approvals, permits, authorizations or consents to this Agreement required under any judgment, order, writ, injuction, decree, ordinance, law, rule, regulation resolution or other instrument. Seller has supplied Buyer with copies of all required approvals, permits, authorizations and consents required for it to validly execute, deliver and perform this Agreement under each mortgage, indenture, note, contract, lease, instrument, agreement, judgment, decree, order license, permit and franchise to which Seller is a part or is bound, or under which the consummation of the transactions contemplated hereby could cause a default; and there is not term or provision of the foregoing which adversely affects the Business or the Assets. This Agreement is a valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms and conditions.

                  (c) Seller has delivered to Buyer statements of profit and loss for the 1995 fiscal year of the Business, together with balance sheets for the Business as at the final day of each such fiscal year. All financial statements referred to above are correct and complete and fairly present the financial condition, assets and liabilities of the Business as at their respective dates, the results of its operations for such periods, and have (except as indicated in the compilation thereof) been prepared in accordance with generally accepted accounting principles consistently maintained since the beginning of the periods above mentioned. Except for liabilities reflected in the financial statements, to Seller's knowledge, Seller has no other liabilities, whether absolute or contingent, that are material to the Business.

                  (d) Except as may be caused by the announcement of the proposed sale and purchase of the Assets as contemplated by this Agreement, since December 31, 1995, there has not been:

                  (i) any change in the financial or other condition, assets, liabilities or operation of the Business, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse;

                  (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Business, or the Assets;

                  (iii) any material change in the accounting policies of the Business or any write up of the book value of any of the Assets.

                  (e) Exhibits A through E present a true and complete description of all agreements, equipment and other operating assets of Seller which are useful or necessary in the conduct of the Business as it has been conducted in the past.

                  (f) Seller has good and marketable title to all the Assets, including those reflected in Seller's balance sheet (except as since disposed of in the ordinary course of business), subject to no mortgage, pledge, lien, restriction, claim, liability, encumbrance or security interest, except for encumbrances disclosed on such balance sheet.

                  (g) All of Seller's Good Accounts Receivable have been incurred and are collectible in the ordinary course of business. There are no refunds, reimbursements, discounts or other adjustments payable by Seller and there are no deposits held by Seller which may in the future become due to Seller's customers except as disclosed in writing to Seller by Buyer in a Exhibit D to this Agreement. There are no defenses, rights or setoffs, assignments, pledges, liens, encumbrances, claims, equities or conditions enforceable by third parties with respect to Seller's Good Accounts Receivable.

                  (h) Seller has no distribution agreements or contracts for future purchase of goods or rendition of services other than the agreement entered into with Buyer for these products.

                  (i) Except as disclosed by Seller to Buyer, there is no judgment, action, litigation, proceeding or investigation pending or, to the knowledge of Seller threatened, before any court or governmental agency with respect to Seller or affecting any of the Assets, whether or not fully covered by insurance.

                  (j) Seller has made no agreement or taken no action which may cause anyone to become entitle to a commission as a result of the transaction contemplated by this Agreement.

                  (k) Seller is in compliance with all laws, regulations, orders, judgments, decrees or other mandates of any court or other agency or tribunal applicable to the Business.

                  (l) Seller has timely paid and will timely pay all federal and state taxes of any kind that are shown or will be shown on all returns, reports or statements filed or to be filed ("Returns") and the Returns correctly reflect or will correctly reflect the facts regarding the income, Business and Assets of Seller.

                  Section 13. Further Assurance. After the Closing, Seller will execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer may reasonable request to transfer effectively the Assets to Buyer and will assist Buyer in the collection and reduction to possession of such property.

                  Section 14. Representations and Warranties by Buyer. Buyer represents and warrants to Seller that:

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is duly qualified to transact business in the State of Illinois.

                  (b) Buyer has not made any agreement or taken any action that may cause anyone to become entitle to a commission as a result of the transactions contemplated by this Agreement.

                  (c) This agreement constitutes a binding enforceable obligation of Buyer, enforceable against Buyer in accordance with its terms. No consent or authorization by others is required to enable Buyer to carry out the transactions contemplated by this Agreement.

                  Section 15. Taxes and Fees.

                  (a) Seller shall be responsible for real and personal property taxes, general and special assessments, and other municipal charges, fuel, water, sewer, electrical and other utility charges that are attributable to the Assets prior to the Closing. Buyer shall be responsible for such taxes and other charges requiring apportionment which shall be prorated on the basis of the calendar or fiscal year covered thereby, on a mutually acceptable equitable basis. If Seller shall have paid any taxes or other charges for which Buyer is responsible, or if Buyer shall pay any taxes or their charges for which Seller is responsible, appropriate adjustment will be made at or as promptly as practicable after the Closing.

                  (b) Personal property taxes for 1996 shall be prorated as of Closing, based on the most recent tax statements received by the Seller. Seller shall provide satisfactory evidence at Closing that all personal property taxes due prior to Closing have been paid in full.

                  (c) Except as otherwise specifically provided herein, each party will pay all costs and expenses, including without limitation its legal and accounting fees, of its negotiation, performance of, and compliance with the terms and conditions of this Agreement.

                  Section 16.  Access, Information and Documents.

                  (a) Prior to the Closing, Seller will give Buyer and Buyer's representative reasonable access during normal business hours to all documents and records relating to the Business or the Assets and will furnish to Buyer all such documents and records which Buyer may reasonably request.

                  (b) As part of the transfer of Assets, Seller will transfer such of its books, documents and records (the "Documents") (or copies thereof) relating to the Business as Buyer shall request. The Documents so transferred to Buyer shall be preserved by Buyer for Seller's tax returns, governmental filings, or other specified purposes. Buyer shall retain the Documents for six
(6) years after Closing and will provide to Seller reasonable access to the Documents during such time period.

                  Section 17. Conduct of Business Pending the Closing. Pending the Closing, the Business will be conducted only in the ordinary course and in substantially the same manner as a heretofore conducted. Seller will use its best efforts to preserve its organization intact, to keep available to Buyer the services of Seller's employees (if requested), and to preserve for the benefit of Buyer the goodwill of Seller's suppliers (if requested). Seller will not:

                  (a) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business the terms of which are consistent with its past practice and reasonable in light of current conditions;

                  (b) create any mortgage, pledge, lien or other encumbrance on any of its assets related to the "Business".

                  Section 18.  Indemnification.

                  (a) Representations and Warranties. Seller will indemnify and hold harmless Buyer, and Buyer will indemnify and hold harmless Seller, against any damage resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement contained in this Agreement or in any exhibit, statement or certificate furnished or to be furnished in connection with the transactions contemplated hereby, including reasonable attorney' s fees.

                  (b) Liabilities. Except with respect to the liabilities of Seller that have been expressly assumed by Buyer pursuant to Section 2 hereof, Seller will indemnify and hold harmless Buyer from any claims against Buyer and any liabilities of Buyer to third parties for liabilities of Seller, including, without limitation, all federal and state taxes, judgments, expenses and reasonable attorney's fees. Buyer will indemnify and hold harmless Seller from any claims made against Seller after the Closing on account of any liabilities of Seller assumed by Buyer pursuant to Section 2 hereof; and Buyer will indemnify and hold harmless Seller from any claims and liabilities incurred by Seller in connection with the operation of the business after Closing, including, without limitation, all judgments, expenses and reasonable attorney's fees.

                  (c) Set-Off. In addition to other legal rights and remedies which Buyer may have, Buyer shall have the right to enforce its benefits under the indemnification obligations of Seller by reducing the Holdback in the amount of any claims or liabilities of Seller which are asserted against and paid by Buyer. All adjustments must be made within 60 days from Closing. The Seller shall receive an assignment and/or maintain a subrogation right with respect to all receivable and other assets not accepted by Buyer or otherwise set-off pursuant to the provisions hereof or the Holdback provisions contained in
Section 3(b).

                  Section 19. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions:

                  (a) The representations and warranties contained in this Agreement or in any certificate, schedule or exhibit furnished or delivered to Buyer by Seller pursuant to this Agreement shall be true and correct in all material respects as of the Closing;

                  (b) Seller and Buyer shall have performed all their respective agreements and complied with all conditions required by this Agreement to be performed or complied with prior to or at the Closing;

                  (c) Seller shall have delivered to Buyer all the certificates, instruments and documents required by this Agreement to be delivered by it at or prior to the Closing;

                  (d) The form and substance of all certificates and instruments delivered to Buyer under this Agreement shall be reasonably satisfactory to Buyer and its counsel;

                  (e) All governmental authorities having jurisdiction, to the extent required by law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement;

                  (f) No party to this Agreement shall be a party to, or be threatened with, any action or preceding relating to any transaction contemplated by this Agreement, which in the opinion of Buyer or Seller would prevent, impair or make unlawful the carrying out of this Agreement or would materially affect the purpose of this Agreement in Buyer's or Seller's view;

                  (g) Non-Competition Agreement between Seller and Buyer in a form which shall be reasonably satisfactory to Seller and Buyer; and

                  (h) Execution of a Commission Sales Agreement between Buyer and Seller.

                  Section 20. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions:

                  (a) The representations and warranties contained in the Agreement or in any certificate, schedule or exhibit furnished or delivered to Seller by Buyer pursuant to this Agreement shall be true and correct in all material respects as of the Closing;

                  (b)  Buyer  shall  have   performed  all  of  its   respective
agreements and complied with all conditions required by this Agreement to be performed or complied with prior to or at the Closing;

                  (c) Buyer shall have delivered to buyer all the certificates, instruments and documents required by this Agreement to be delivered by it at or prior to the Closing;

                  (d) The form and substance of all certificates and instruments delivered to Buyer under this Agreement shall be reasonably satisfactory to Seller and its counsel;

                  (e) All governmental authorities having jurisdiction, to the extent required by law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement;

                  (f) No party of this Agreement shall be a party to or be threatened with, any action or preceding relating to any transaction contemplated by this Agreement, which in the opinion of Seller would prevent, impair or make unlawful the carrying out of the Agreement or would materially affect the purposed of this Agreement Seller's sole view; and

                  (g) Execution of a Commission Sales Agreement between Buyer and Seller.

                  Section 21. Employment. Buyer has notified Seller that Buyer intends to hire certain employees of Seller. These employees may notify Buyer in writing of their intent to continue in Buyer's employ after the sale.

                  Section 22. Non-Competition Agreement. The terms and conditions of MK Rail Corp. non-competition obligations which are made in partial consideration of Buyer's purchase of the Business are set forth in a Non-Competition Agreement to be executed between MK Rail Corp. and Buyer at Closing.

                  Section 23. Governing Law and Forum Selection. This Agreement es executed in, and it shall be governed and interpreted in accordance with the laws of the state of Illinois. The parties agree and represent that the state and federal district courts located within the state of Illinois are the sole appropriate forum for any or all disputes or causes of action which directly or indirectly arise out of the terms of and obligations imposed by this Agreement.

                  Section 24. Successors and Assigns. This Agreement will be binding upon, and it shall inure to the benefit of, the respective personal representatives, heirs, successors and assigns of the parties hereto.

                  Section 25. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by first-class mail with postage prepaid:

                  (a)      If to Seller, to:

                           M.K. Rail Corp.
                           c/o Jeannette Fisher-Garber
                           VP General Counsel
                           1200 Reedsdale Street
                           Pittsburgh, PA 15233

                  (b)      If to Buyer, to:

                           Ri-Del Mfg. Inc.
                           c/o James A. Ranoha
                           VP General Counsel
                           1754 W. Walnut Street
                           Chicago, Il 60612



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                   26.  Confidentiality.

                  (a) During the pendency of this Agreement and thereafter if this transaction is not closed, Buyer shall keep all documents and information pertaining to the Business confidential and shall not disclose or use such information for any purpose other than the implementation of the provisions of this Agreement. All documents and materials obtained from Seller shall be promptly returned by Buyer in event the sale is not closed.

                  Section 27. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section  28.  Singular,   Plural.  In  this  Agreement,  where
applicable, references to the singular shall include the plural and references to the plural shall include the singular.

                  Section  29.  Headings.  The  headings in this  Agreement  are
included  for   convenience  of  reference   only,  and  shall  not  affect  the
construction or interpretation of any of its provisions.

                  Section 30. Entire Agreement; Modifications. This Agreement (including, without limitation, the exhibits and schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof, all prior and contemporaneous oral and written discussions and agreements of the parties with respect thereto being merged herein and superseded hereby. This Agreement may be amended only by written instrument executed by all the parties hereto.

                  Section 31. Drafting of the Agreement. Seller and Buyer represent and agree that all parties assisted in the drafting of this Agreement, that all parties were represented in the drafting by competent legal counsel and the Agreement shall not be construed against any party as the drafter of the Agreement.

                  Section 32. Severability. If any clause or portion of this Agreement, or any covenant or restriction against competition set forth herein is determined or declared void, unenforceable, excessive, or unreasonable by court of law, (i) such clause, portion, covenant or restriction shall be deemed modified to the extent necessary to make it enforceable and (ii) all remaining parts of the Agreement shall be enforceable to the full extent found valid and/or reasonable by any court of law.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement this _____day of _________1996.

Attest:


_______________________             By:________________________________
Secretary                            Power Part Sign Company
                                    (a wholly owned Subsidiary of M. K. Rail
                                    Corporation)
                                    "Seller"




                                    Ri-Del Manufacturing.
Attest:
____________________                By:________________________________
Secretary                                                     Ri-Del Mfg. Inc.
                                                              "Buyer"

                                     Printed:_____________________________

                                     Titled:______________________________





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